Exhibit 10.13

PROMISSORY NOTE

$6,500,000	Denver, Colorado

August 12, 2020

FOR VALUE RECEIVED, and at the times hereinafter specified, the undersigned ("Borrower") hereby promises to pay to the order of CENTRAL BANK & TRUST, part of Farmers & Stockmens Bank ("Lender"), at the office of Lender, at 4582 S. Ulster Street, Suite 150, Denver, CO 80237, or at such other address as may be designated from time to time hereafter by Lender, the principal sum of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000), or so much thereof as shall have been advanced by Lender to or for the benefit of Borrower, together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America.

This Promissory Note ("Note") is executed and delivered in connection with that certain Loan Agreement of even date herewith between Borrower and Lender as the same may be modified, amended, restated or supplemented from time to time ("Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement. The holder of this Note is entitled to all of the rights, remedies, benefits and security provided for in the Loan Agreement and all other Loan Documents.

During the term of the Loan, (a) interest on the outstanding principal balance of this Note shall accrue at the interest rates and in the manner set forth in the Loan Agreement, and (b) Borrower shall make payments as set forth in the Loan Agreement. If not sooner paid, the entire unpaid principal indebtedness, all accrued and unpaid interest, and all other sums payable in connection with this Note shall be due and payable in full on the Maturity Date.

Interest shall be computed on the basis of a 360-day year, calculated for the actual number of days elapsed.

Whenever any payment to be made hereunder is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

Borrower may prepay this Note in whole or in part.

Unless otherwise agreed or required by applicable law, all payments hereunder will be applied as set forth in Section 7.03 of the Loan Agreement. If any payment is not paid when due hereunder, then the entire outstanding balance hereunder, including the interest component of the delinquent payment, shall bear interest from the date such payment was due until such payment is paid at a rate equal to the Default Rate. In addition, upon the applicable maturity date of all or any part hereof, by acceleration or otherwise, the entire balance of principal, interest, and other sums due shall bear interest from the Maturity Date until paid at the Default Rate.

Any default in payment of any sum required hereunder or performance of any other covenant or agreement herein contained that constitutes an Event of Default under the Loan Agreement shall also constitute an Event of Default hereunder and under each document securing or executed in connection with the Loan Agreement or this Note, and any Event of Default under any of such documents shall constitute an Event of Default hereunder. Upon the occurrence of any Event of Default, the entire balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Lender, become at once due and payable without notice or demand.

The rights or remedies of Lender as provided in this Note, the Security Agreement, the other Loan Documents and applicable law shall be cumulative and concurrent and may be pursued singly, successively, or together against Borrower, the property described in the Security Agreement, any guarantor hereof, and any other funds, property, or security held for the payment hereof or otherwise, at the sole discretion of Lender. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the rights to exercise them at any later time.

Borrower and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as indorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest or dishonor or both, and all other demands or notices of any sort whatever with respect to this Note, (b) waive any defenses that might be available to a surety or accommodation maker, (c) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (d) waive any right to require Lender to proceed against any security for this Note before proceeding hereunder, (e) consent to the release of any other party liable hereunder, without diminishing or in any way affecting their liability hereunder, and (f) agree to pay all reasonable costs and expenses, including attorneys' fees and expenses, which may be incurred in the collection of this Note or any part thereof or in preserving, securing possession of, and realizing upon any security for this Note.

It is expressly stipulated and agreed to be the intent of Lender and Borrower at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or, contracted for, charged, taken, reserved or received with respect to the loan evidenced thereby, or if acceleration of the maturity of the Note, any prepayment by Borrower, or any other circumstance whatsoever, results in Borrower having paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate or amount of interest permitted under applicable law. The term "applicable law" as used herein shall mean any federal or state law applicable to the Loans.

If any provision hereof or of any other document securing or related to the indebtedness evidenced hereby is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

Each provision of this Note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof to any other holder.

This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereby be effective except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification, or discharge is sought.

The provisions thereof and all rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Colorado, and to the extent they preempt such laws, the laws of the United States. Borrower consents to the exercise of personal jurisdiction over Borrower in Colorado. The District Court of the City and County of Denver, Colorado shall be the sole and exclusive jurisdiction and venue applicable to the resolution of all disputes arising under this Note and the Loan Documents.

BORROWER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE ARISING IN CONNECTION WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY RELATED TO THE NEGOTIATION, ADMINISTRATION, MODIFICATION, EXTENSION OR COLLECTION OF THE LOAN. BORROWER HAS CONFERRED SPECIFICALLY WITH LENDER WITH RESPECT TO THIS WAIVER, AND HAS AGREED TO THIS WAIVER AFTER CONSULTATION WITH ITS COUNSEL AND WITH FULL UNDERSTANDING OF THE IMPLICATIONS HEREOF.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BORROWER:

ASSURE HOLDINGS CORP., a Nevada corporation

By:	/s/ Trent Carman
Name: Trent Carman
Title: Chief Financial Officer

STATE OF COLORADO	)
) ss.
COUNTY OF Denver	)

The foregoing was subscribed and sworn to before me this 12 day of August, 2020, by Trent Carman as Chief Financial Officer of ASSURE HOLDINGS CORP., a Nevada corporation.

Witness my hand and official seal

My commission expires: 12.17.22

[SEAL]

TRISHA COMBS NOTARY PUBLIC - STATE OF COLORADO NOTARY ID 20064037838 MY COMMISSION EXPIRES DEC 17, 2022
Notary Public

Signature Page to Promissory Note